WOODBURN AND WEDGE
Attorneys and Counselors of Law
Sierra Plaza
6100 Neil Road, Suite 500
Reno, Nevada 89511-1149
Telephone (775) 688-3000
Facsimile (775) 688-3088


                                 July 28, 2000


Cyanotech Corporation
73-4460 Queen Kaahumanu Hwy.
Suite 102
Kailua-Kona, Hawaii 96740

        RE:     Cyanotech Corporation
                Registration Statement Form S-3

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Cyanotech Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 833,333 shares of the Company's Common Stock, $0.005 par value per share (the "Conversion Shares") issuable upon conversion of $1,250,000 principal amount of 6% Convertible Subordinated
Debentures due April 30, 2002 (the "Debentures") and 83,334 shares of the Company's Common Stock, $0.005 par value per share (the "Warrant Shares" and, together with the Conversion Shares, the "Shares"), issuable upon exercise of Warrants issued to the Placement Agent for the Debentures.

     In connection with this opinion, we have examined the following documents:

     A. The Debentures;

     B. The Warrant;

     C. Restated Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;

     D. Bylaws of the Company, as amended to date;
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Cyanotech Corporation
July 28, 2000
Page 2



     E. Resolutions adopted by the Board of Directors of the Company pertaining to the Shares; and

     F. The Registration Statement on Form S-3 as filed today by the Company with the Securities and Exchange Commission covering the Shares (the "Registration Statement"), including the Prospectus (the "Prospectus") constituting a part of such Registration Statement.

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Company. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

     1. The Company is a duly incorporated and existing corporation under the laws of the State of Nevada.

     2. The Shares to which the Registration Statement and Prospectus relate are duly authorized and, when issued upon conversion of the Debentures or exercise of the warrants, as described in the Registration Statement and Prospectus, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect

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Cyanotech Corporation
July 28, 2000
Page 3


on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        WOODBURN AND WEDGE


                                        By:/s/ Kirk S. Schumacher
                                           -----------------------------
                                           Kirk S. Schumacher